As filed with the Securities and Exchange Commission on December 7, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State of incorporation or organization)
36-3253284
(IRS Employer
Identification No.)
501 West North Avenue
Melrose Park, Illinois
(Address of principal executive offices)
60160
(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Depositary Shares, each representing a 1/100th interest in a share of Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock	NASDAQ Global Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-147295
Securities to be registered pursuant to Section 12(g) of the Act:     None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are the depositary shares (the “Depositary Shares”), each representing a 1/100th interest in a share of Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock (the “Preferred Stock”) of Midwest Banc Holdings, Inc. (the “Registrant”). The descriptions of the Preferred Stock and the Depositary Shares are contained in (i) Registrant’s Prospectus, dated November 26, 2007 (the “Prospectus”), included in the Registrant’s registration statement on Form S-3 (File No. 333-147295) under the captions “Description of Preferred Stock,” (ii) Registrant’s Prospectus Supplement, dated November 28, 2007, under the caption “Description of Series A Preferred Stock and Depositary Shares,” and (iii) Registrant’s Prospectus Supplement, dated December 5, 2007, under “Description of Series  A Preferred Stock and Depositary Shares,” and those sections are incorporated herein by reference.
Item 2. Exhibits

3.1	Certificate of Designation of the Preferred Stock, dated December 7, 2007, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated December 7, 2007.

4.1	Deposit Agreement, dated December 5, 2007, among the Registrant, Illinois Stock Transfer Company, and the holders from time to time of the Depositary Receipts issued pursuant to the Deposit Agreement, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, dated December 7, 2007.

4.2	Form of Certificate for the Preferred Stock, incorporated herein by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, dated December 7, 2007.

4.3	Form of Depositary Receipt for the Depositary Shares, incorporated herein by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K, dated December 7, 2007.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: December 7, 2007

MIDWEST BANC HOLDINGS, INC.
By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Executive Vice President and Chief Financial Officer

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